Exhibit 10.1
First Amendment to Credit Agreement
This First Amendment to Credit Agreement (this “First Amendment”), dated as of November 7, 2023 (the “First Amendment Effective Date”), is among Granite Ridge Resources, Inc., a Delaware corporation (the “Borrower”); each of the undersigned Restricted Subsidiaries of the Borrower (the “Guarantors”; the Guarantors together with the Borrower, the “Loan Parties”); each of the Lenders (including each of the New Lenders (as defined below)) that is a signatory hereto; and Texas Capital Bank, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and L/C Issuer.
Recitals
A.    The Borrower, the Administrative Agent, the Lenders and the L/C Issuer are parties to that certain Credit Agreement dated as of October 24, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested that each of U.S. Bank National Association and First-Citizens Bank & Trust Company (each a “New Lender”, and collectively, the “New Lenders”) become a Lender under the Credit Agreement with a Maximum Credit Amount, an Elected Commitment and an Applicable Percentage as of the First Amendment Effective Date in the respective amounts shown on Schedule 2.1 to the Credit Agreement (as amended hereby).
C.    The parties hereto desire to enter into this First Amendment to, among other things, (i) evidence the decrease of the Borrowing Base from $325,000,000 to $275,000,000, (ii) evidence the increase by the Increasing Lenders (as defined below) of the Aggregate Elected Commitment Amounts from $150,000,000 to $240,000,000 and (iii) amend the Credit Agreement, in each case, as set forth herein and effective as of the First Amendment Effective Date.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.
Section 2.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended, effective as of the First Amendment Effective Date, in the manner provided in this Section 2.
2.1Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in their respective entireties as follows:
“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, among the Borrower,

the other Loan Parties party thereto, the Administrative Agent, the Lenders party thereto and the L/C Issuer.
“First Amendment Effective Date” means November 7, 2023.
2.2Restated Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“Applicable Margin” means the applicable percentages per annum set forth below, based upon the Utilization applicable from time to time.

Pricing Level	Utilization	Base Rate Loans	SOFR Loans and Letter of Credit Fee	Commitment Fee
1	< 25%	2.000%	3.000%	0.500%
2	> 25% but < 50%	2.250%	3.250%	0.500%
3	> 50% but < 75%	2.500%	3.500%	0.500%
4	> 75% but < 90%	2.750%	3.750%	0.500%
5	> 90%	3.000%	4.000%	0.500%

The Applicable Margin shall immediately and automatically change on any Business Day on which the Utilization changes and, as a result of such change, would result in the Applicable Margin being determined by reference to a different a Pricing Level in the table above; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 7.1(p), at the election of Administrative Agent or upon Administrative Agent’s election at the direction of the Majority Lenders, the “Applicable Margin” shall mean the rate per annum set forth on the foregoing grid when Utilization is at its highest level until such Reserve Report is delivered.
“Arrangers” means, collectively, TCBI Securities, Inc., BofA Securities, Inc., Capital One, National Association, U.S. Bank National Association and First-Citizens Bank & Trust Company, in each case, in their respective capacities as joint lead arrangers and joint bookrunners hereunder
“Loan Documents” means this Agreement, the First Amendment, the Guaranty, the Security Documents, the Notes, the Issuer Documents, each Fee Letter, the Hedge Intercreditor Agreement, and all other promissory notes, security agreements, intercreditor agreements, mortgages, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Secured Cash Management Agreement or any Secured Hedge Agreement; provided, further, that no Approved Swap Counterparty (in its capacity as such) shall be deemed to be a party or have any rights under any Loan Documents other than the Hedge Intercreditor Agreement to which it is a party.
“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (which, as of the First Amendment Effective Date, includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
2.3Amendments to Definitions. The definition of each of “Sanctioned Person” and “Sanctions” contained in Section 1.1 of the Credit Agreement is hereby amended in each case by replacing the reference to “Her Majesty’s” contained therein with “His Majesty’s”.
2.4Amendments to Section 7.1(x) of the Credit Agreement. Section 7.1(x) of the Credit Agreement is hereby amended in its entirety to read as follows:
(x)    Certificate of Responsible Officer – Rolling Hedge Requirement Compliance. Concurrently with any delivery of financial statements under Section 7.1(b), a certificate of a Responsible Officer of Borrower in form and substance reasonably satisfactory to Administrative Agent, certifying that Borrower and its Restricted Subsidiaries are in compliance with Section 7.15 as of the most-recent Specified Hedging Compliance Date and providing supporting information reasonably satisfactory to Administrative Agent demonstrating such compliance.
2.5Amendment to Section 7.15 of the Credit Agreement. Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 7.15    Rolling Hedging Obligation. Commencing with the fiscal quarter ending December 31, 2023, as of the last day of each fiscal quarter (each such date, a “Specified Hedging Compliance Date”), Borrower and its Restricted Subsidiaries shall be party to Acceptable Commodity Hedging Transactions in the form of costless collars, puts or fixed price swaps (and excluding, for the avoidance of doubt, three-way collars) with floor prices and/or strike prices, as applicable, that are not less than eighty-five percent (85%) of the applicable New York Mercantile Exchange forward curve price for crude oil (WTI) or natural gas, as applicable, at the time such Acceptable Commodity Hedging Transactions are entered into, to hedge notional amounts of crude oil and natural gas, as applicable, covering not less than, for each month during the eighteen (18) month period following such Specified Hedging Compliance Date, fifty percent (50%) of the reasonably anticipated production of crude oil and natural gas, calculated separately, from Borrower and its Restricted Subsidiaries’ Proved Oil and Gas Properties constituting proved developed producing reserves as projected for such 18-month period in the most recently delivered Reserve Report prior to such Specified Hedging Compliance Date; provided that the notional volumes hedged under such Acceptable Commodity Hedging Transactions shall be deemed reduced by the notional volumes of any short puts or other similar derivatives having the effect of exposing Borrower or any Restricted Subsidiary to commodity price risk below the “floor” created by such Acceptable Commodity Hedging Transactions of Borrower and its Restricted Subsidiaries for each applicable calendar month.

2.6Amendment to Section 8.4(a)(iii) of the Credit Agreement. Section 8.4(a)(iii) of the Credit Agreement is hereby amended by replacing the reference to (a) “2.25 to 1.00” contained therein with “2.00 to 1.00” and (b) “20%” contained therein with “25%”.
2.7Amendment to Section 8.4(a)(iv) of the Credit Agreement. Section 8.4(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(iv)    [Reserved];
2.8Amendment to Section 8.4(a)(v) of the Credit Agreement. Section 8.4(a)(v) of the Credit Agreement is hereby amended by replacing the reference to “1.50 to 1.00” contained therein with “1.25 to 1.00”.
2.9Amendment to Section 8.4(b)(iii) of the Credit Agreement. Section 8.4(b)(iii) of the Credit Agreement is hereby amended by (a) deleting the phrase “commencing on the date the financial statements for the fiscal quarter ending December 31, 2022 are delivered to Administrative Agent pursuant to Section 7.1(b)”, (b) replacing the reference to “2.25 to 1.00” contained therein with “2.00 to 1.00”, and (c) replacing the reference to “20%” contained therein with “25%”.
2.10Amendment to Section 8.4(b)(iv) of the Credit Agreement. Section 8.4(b)(iv) of the Credit Agreement is hereby amended by (a) deleting the phrase “commencing on the date the financial statements for the fiscal quarter ending December 31, 2022 are delivered to Administrative Agent pursuant to Section 7.1(b)” and (b) replacing the reference to “1.50 to 1.00” contained therein with “1.25 to 1.00”.
2.11Amendment to Section 8.5(l) of the Credit Agreement. Section 8.5(l) of the Credit Agreement is hereby amended by (a) deleting the phrase “commencing on the date the financial statements for the fiscal quarter ending December 31, 2022 are delivered to Administrative Agent pursuant to Section 7.1(b)”, (b) replacing the reference to “2.25 to 1.00” contained therein with “2.00 to 1.00” and (c) replacing the reference to “20%” contained therein with “25%”.
2.12Amendment to Section 8.5(m) of the Credit Agreement. Section 8.5(m) of the Credit Agreement is hereby amended by (a) deleting the phrase “commencing on the date the financial statements for the fiscal quarter ending December 31, 2022 are delivered to Administrative Agent pursuant to Section 7.1(b)” and (b) replacing the reference to “1.50 to 1.00” contained therein with “1.25 to 1.00”.
2.13Amendment to Section 8.16(f) of the Credit Agreement. Section 8.16(f) of the Credit Agreement is hereby amended by replacing the reference to “Section 7.16” therein with “Section 7.15”.
2.14Replacement of Schedule 2.1 to Credit Agreement. Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2.1 attached hereto, and Schedule 2.1 attached hereto shall be deemed to be attached as Schedule 2.1 to the Credit Agreement. Immediately after giving effect to this First Amendment and any Borrowings made on the First Amendment Effective Date, (a) each Lender (including each New Lender) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including each New Lender) equals its Applicable Percentage of the aggregate

Revolving Credit Exposure of all Lenders and (c) each Lender signatory hereto hereby waives the right to request any break funding payments owing to such Lender that are subject to Section 3.5 of the Credit Agreement as a result of the reallocation of Loans and adjustments described in this Section 2.14.
2.15Cover Page Amendment. The cover page of the Credit Agreement is hereby amended by deleting the reference to “TCBI SECURITIES, INC., BOFA SECURITIES, INC. and CAPITAL ONE, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners” in its entirety and replacing it with the following:
TCBI SECURITIES, INC.,
BOFA SECURITIES, INC.,
CAPITAL ONE, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION
and
FIRST-CITIZENS BANK & TRUST COMPANY,
as Joint Lead Arrangers and Joint Bookrunners
Section 3.Borrowing Base Decrease and Aggregate Elected Commitment Amounts. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Lenders party hereto agree that, effective as of the First Amendment Effective Date, the Borrowing Base shall be decreased from $325,000,000 to $275,000,000, and the Borrowing Base shall remain at $275,000,000 until the next Periodic Determination, Special Determination or other redetermination or adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Periodic Determination scheduled to occur on or about October 1, 2023 for purposes of Section 2.8(d) of the Credit Agreement. This First Amendment constitutes a New Borrowing Base Notice for purposes of Section 2.8(d) of the Credit Agreement. Notwithstanding anything to the contrary in Section 2.7(b) of the Credit Agreement, the Administrative Agent, the L/C Issuer, the Increasing Lenders and the Borrower agree that the Aggregate Elected Commitment Amounts are hereby increased from $150,000,000 to $240,000,000 to be effective as of the First Amendment Effective Date and such increase shall be deemed to be in conformity with Section 2.7(b) of the Credit Agreement, and that each Lender (including each New Lender) has the Elected Commitment set forth opposite such Lender’s name on Schedule 2.1 to the Credit Agreement (as amended by this First Amendment). As used herein, “Increasing Lender” means each Lender (including each New Lender) whose Commitment immediately after giving effect to this First Amendment exceeds such Lender’s Commitment, if any, that was in effect immediately prior to giving effect to this First Amendment.
Section 4.Conditions Precedent. The effectiveness of this First Amendment is subject to the following:
4.1Counterparts. The Administrative Agent shall have received counterparts of this First Amendment from the Loan Parties, the Lenders constituting the Required Lenders (including the Increasing Lenders) and the L/C Issuer.
4.2Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date.
4.3Minimum Hedging Requirement. The Administrative Agent shall have received (a) evidence reasonably satisfactory to the Administrative Agent that Borrower and its Restricted Subsidiaries are party to Acceptable Commodity Hedging Transactions in the form of costless collars, puts or fixed price swaps (and excluding, for the avoidance of doubt, three-way collars) with floor prices and/or strike prices, as applicable, that are not less than eighty-five percent (85%) of the applicable New York Mercantile Exchange forward curve price for crude oil (WTI) or natural gas, as applicable, at the time such Acceptable Commodity Hedging Transactions are entered into, to hedge notional amounts of crude oil and natural gas, as applicable, covering not less than, for each month during the eighteen (18) month period following the First Amendment Effective Date, fifty percent (50%) of the reasonably anticipated production of crude oil and natural gas, calculated separately, from Borrower and its Restricted Subsidiaries’ Proved Oil and Gas Properties constituting proved developed producing reserves as projected for such 18-month period in the Reserve Report prepared under the supervision of the chief engineer of Borrower and delivered to the Administrative Agent on October 16, 2023 and setting forth, as of September 30, 2023, the oil and gas reserves attributable to all of the Oil and Gas Properties of Borrower and its Restricted Subsidiaries and (b) a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth that the Loan Parties have satisfied the foregoing hedging requirement described in clause (a) and providing supporting information reasonably satisfactory to the Administrative Agent demonstrating compliance thereof.
4.4Notes. The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Lender (including each New Lender) requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the First Amendment Effective Date.
4.5Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Section 5.New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the First Amendment Effective Date, it shall be a party to the Credit Agreement and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.
Section 6.Miscellaneous.
6.1Confirmation and Effect. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment, and the execution, delivery and effectiveness of this First Amendment shall not (a) operate as a waiver of any right, power or remedy of any Lender, the L/C Issuer or the Administrative Agent under any of the Loan Documents nor (b) constitute a waiver of any provision of the Credit Agreement or any other Loan Document except, in each case, as expressly provided herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
6.2Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Loan Documents to which it is a party, (c) acknowledges and renews its continued liability under the Loan Documents to which it is a party, (d) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty remains in full force and effect with respect to the Obligations as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof, after giving effect to the amendments set forth in Section 2 hereof, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Loan Party of this First Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this First Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lenders and the Administrative Agent that, immediately after giving effect to this First Amendment, no Default exists.
6.3Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by fax or electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed original counterpart hereof. The execution and delivery of this First Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof.
6.4No Oral Agreement. This written First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties hereto or thereto and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.

6.5Governing Law. This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
6.6Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.7Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Signature Pages Follow.]

The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.
BORROWER:    GRANITE RIDGE RESOURCES, INC.,
a Delaware corporation

By:    /s/ Luke C. Brandenberg
Name:    Luke C. Brandenberg
Title:    President and Chief Executive
Officer

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

GUARANTORS:    EXECUTIVE NETWORK PARTNERING CORPORATION,
a Delaware corporation

By:    /s/ Luke C. Brandenberg
Name:    Luke C. Brandenberg
Title:    President and Chief Executive
Officer

GRANITE RIDGE HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Luke C. Brandenberg
Name:    Luke C. Brandenberg
Title:    President and Chief Executive
Officer

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

TEXAS CAPITAL BANK,
as Administrative Agent, the L/C Issuer and a Lender

By:    /s/ Jared Mills
Name:    Jared Mills
Title:     Executive Director

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

BANK OF AMERICA, N.A.,
as a Lender

    By:    /s/ Ajay Prakash
Name:    Ajay Prakash
Title:     Director

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

CAPITAL ONE NATIONAL ASSOCIATION,
as a Lender

    By:    /s/ David Lee Garza
Name:    David Lee Garza
Title:     Vice President

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

PROSPERITY BANK,
as a Lender

    By:
Name:
Title:

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

U.S. BANK NATIONAL ASSOCIATION,
as a New Lender

    By:    /s/ Matthew A. Turner
Name:    Matthew A. Turner
Title:     Senior Vice President

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

FIRST-CITIZENS BANK & TRUST COMPANY,
as a New Lender

    By:    /s/ John Feeley
Name:    John Feeley
Title:     Managing Director

[Signature Page to First Amendment to Credit Agreement
Granite Ridge Resources, Inc.]

SCHEDULE 2.1

[Intentionally omitted.]

Schedule 2.1